UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011

COLUMBUS McKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-27618	16-0547600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 John James Audubon Parkway
Amherst, New York	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Columbus McKinnon Corporation (the “Company”) originally filed by the Company on July 27, 2011 (the “Initial Filing”).  The sole purpose of the filing of this Current Report on Form 8-K/A is to disclose the Company’s determination with respect to the frequency of non-binding shareholder advisory votes on the compensation of the Company’s named executive officers (each, a “say-on-pay vote”).  No other changes have been made to the Initial Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 27, 2011, the Company held its annual meeting of shareholders.  As previously disclosed in the Initial Filing, consistent with the recommendation of the Company’s Board of Directors, a majority of the Company’s shareholders voted in favor of conducting say-on-pay votes annually.  In light of the shareholder vote, at a meeting of the Company’s Board of Directors held on October 23, 2011, it was determined that the Company will hold a say-on-pay vote annually until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2017 annual meeting of the Company’s shareholders).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus McKinnon Corporation

Dated: October 25, 2011	By:	/s/ Timothy T. Tevens
Name: Timothy T. Tevens
President and Chief Executive Officer
(Principal Executive Officer)